LIBERTY FINANCIAL COMPANIES, INC.

                               PROMISSORY NOTE

$75,000,000.00                                           December 30, 1994

Liberty Financial Companies, Inc. (the "Borrower"), for value received, promises to pay to the order of Liberty Mutual Capital Corporation (Boston) (The "Lender") the principal sum of SEVENTY-FIVE MILLION DOLLARS ($75,000,000.00) together with interest on the unpaid principal balance hereof at an interest rate of 7.51% per annum from the date of this Note until the principal hereof is paid. Principal and interest shall be paid to the Lender on demand on any Business Day or, if no demand is made, on April 28, 1995. Interest shall be computed as if each calendar year consisted of 360 days and each calendar month consisted of 30 days. All payments shall be made in lawful currency of the United States of America in immediately available funds.

This Note may be redeemed in whole or in part at the option of the Borrower on any Business Day before maturity at an redemption price of 100% of the principal amount to be redeemed, together with interest accrued to the date of redemption. Notice of the Borrower's option to elect redemption of this Note shall be given to the Lender or holder not less than 2 Business Days before the date which the Borrower fixes for redemption.

As used herein, "Business Day" means any day that is not a Saturday or Sunday and that is not a day on which the principal place of business of the Lender is closed or a day on which banking institutions in the City of Boston are generally authorized or obligated by law or executive order to close.

The Borrower may treat the holder of this Note as the absolute owner hereof for the purpose of receiving payment of, or on account of, the principal and interest due hereon and for all other purposes.

The Borrower hereby waives presentment, notice of dishonor, protest and all other notices in connection with the delivery, acceptance, performance and enforcement of this Note. If no demand is made by the Lender before March 31, 1995, the Borrower waives demand.

This Note shall have the effect of an instrument executed under seal and shall be governed by the laws of the Commonwealth of Massachusetts.

                                        LIBERTY FINANCIAL COMPANIES, INC.
                                        (Borrower)
                                        ____________________________
                                        Name:
                                        Title:

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